UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 26, 2017

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue, 11th Floor

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders

Results of the Special Meeting of Shareholders

On September 26, 2017, First Potomac Realty Trust (the “Company”) held a special meeting of shareholders (the “Special Meeting”) at the Company’s corporate headquarters in Bethesda, Maryland in connection with the previously announced merger pursuant to the Agreement and Plan of Merger, dated June 27, 2017 (the “Merger Agreement”), by and among the Company, First Potomac Realty Investment Limited Partnership, Government Properties Income Trust (“GOV”), GOV NEW OPPTY REIT (“REIT Merger Sub”) and GOV NEW OPPTY LP (the merger of the Company with REIT Merger Sub, the “REIT Merger”). At the Special Meeting, the Company’s shareholders were asked to consider and vote on the following matters:

•	a proposal to approve the REIT Merger and the other transactions contemplated by the Merger Agreement;

•	a non-binding, advisory proposal to approve the compensation that may become payable to the Company’s named executive officers in connection with the REIT Merger; and

•	a proposal to approve any adjournments of the Special Meeting for the purpose of soliciting additional proxies if there are not sufficient votes at the Special Meeting to approve the REIT Merger and the other transactions contemplated by the Merger Agreement.

At the Special Meeting, the Company’s shareholders approved the first proposal set forth above and voted against the second proposal. Because there were sufficient votes present to vote on each of these two proposals, the third proposal was not submitted to a vote of the shareholders. Each of these proposals is described in further detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on August 24, 2017, as may be amended or supplemented from time to time (the “Proxy Statement”).

The final voting results for each proposal are set forth below.

Approval of REIT Merger

At the Special Meeting, the Company’s shareholders voted to approve the REIT Merger and the other transactions contemplated by the Merger Agreement, all as more fully described in the Proxy Statement. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
50,098,372	142,293	289,570

Advisory Vote on Certain Merger-Related Compensation

At the Special Meeting, the Company’s shareholders voted against the proposal to approve, on a non-binding, advisory basis the compensation that may become payable to the Company’s named executive officers in connection with the REIT Merger. The table below sets forth the voting results for this proposal:

Votes For	Votes Against	Abstentions
19,532,190	30,697,933	300,112

Because none of the proposals before the Special Meeting were “routine” matters, there were no broker non-votes occurring in connection with these proposals at the Special Meeting.

Item 8.01.	Other Events

On September 26, 2017, the Company issued a press release announcing the results of the voting at the Special Meeting, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release of First Potomac Realty Trust dated September 26, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

September 26, 2017	/s/ Samantha Sacks Gallagher
Samantha Sacks Gallagher
Executive Vice President, General Counsel
and Secretary